Exhibit 99.1

For Immediate Release

Cleantech Solutions International Appoints New Independent Director

WUXI, Jiangsu, China, April 28, 2014 - Cleantech Solutions International, Inc. ("Cleantech Solutions" or "the Company") (NasdaqCM: CLNT), a manufacturer of metal components and assemblies used in various clean technology and manufacturing industries and textile dyeing and finishing machines, announced that on April 24, 2014, its board of directors appointed Mr. Frank Zhao as an independent director and chairman of the audit committee.  Mr. Zhao succeeds Mr. Wang Baowen, who resigned as a director of the Company on April 24, 2014.  Mr. Wang’s resignation did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Zhao has been chief financial officer of China Jo-Jo Drugstores, Inc. since August 2011, having served as executive assistant to the chief executive officer and chief financial officer from September 2010 until July 2011.  From July 2006 until August 2010, Mr. Zhao was a senior auditor with Sherb & Co., LLP.  While at Sherb, Mr. Zhao was a senior auditor who worked on the audit of the Company’s financial statements. From December 2002 to July 2003, Mr. Zhao worked as financial analyst at Microsoft Corporation.  Mr. Zhao received a bachelor of accounting degree from Central University of Finance and Economics in Beijing, China, and his master of Professional Accounting from the University of Washington.  Mr. Zhao completed the course work for a PhD in accounting from Florida Atlantic University, but did not complete his dissertation. Mr. Zhao is a CPA and is fluent in both English and Mandarin.

“We are pleased to welcome Mr. Zhao to our board. Given his strong background in accounting and audit at public companies in China, I believe he will provide valuable insight to our board as audit committee chairman. I look forward working with him,” said Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions.  “We would also like to thank Mr. Wang for his contributions to the Company during his tenure on the board.”

As a result of the resignation of Mr. Wang, there was a vacancy on the audit, compensation and corporate governance/ nominating committees.  These vacancies were filled by the board of directors on April 24, 2014.  The composition of the committees is as follows:

Audit committee:  Frank Zhao, chairman, Xi Liu and Furen Chen.
Compensation committee: Tianziang Zhou, chairman, Xi Liu and Furen Chen
Corporate governance/ nominating committee: Xi Liu, chairman, Furen Chen and Tianziang Zhou

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology and other industries. The Company supplies forging products, fabricated products and machining services to a range of clean technology customers and supplies dyeing and finishing equipment to the textile industry. The Company's website is www.cleantechsolutionsinternational.com. Any information on the Company's website or any other website is not a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein and in the conference call referred to in this press release as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2013. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Company Contact:
Cleantech Solutions International, Inc.
Adam Wasserman, CFO
E-mail: adamw@cleantechsolutionsinternational.com
Web: www.cleantechsolutionsinternational.com

Elaine Ketchmere, CFA
Compass Investor Relations
Phone: +1-310-528-3031
E-mail: eketchmere@compass-ir.com

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